Exhibit 99.30
 PRESENTED BY LETTERONE | FEBRUARY 2022   Unlock Turkcell’s Potential

 DISCLAIMERS  THIS PRESENTATION IS FOR DISCUSSION AND INFORMATIONAL PURPOSES ONLY. THE VIEWS EXPRESSED HEREIN REPRESENT THE OPINIONS OF LETTERONE TECHNOLOGY (UK) LLP  AND ITS AFFILIATES (COLLECTIVELY, “LETTERONE” OR “L1”) AS OF THE DATE HEREOF.  L1 RESERVES THE RIGHT TO CHANGE OR MODIFY ANY OF ITS OPINIONS EXPRESSED HEREIN AT ANY TIME AND FOR ANY REASON AND EXPRESSLY DISCLAIMS ANY OBLIGATION TO CORRECT, UPDATE OR REVISE THE INFORMATION CONTAINED HEREIN OR TO OTHERWISE PROVIDE ANY ADDITIONAL MATERIALS.  ALL OF THE INFORMATION CONTAINED HEREIN IS BASED ON PUBLICLY AVAILABLE INFORMATION WITH RESPECT TO Turkcell Iletisim Hizmetleri A.S. (THE “COMPANY”), INCLUDING FILINGS MADE BY THE COMPANY AND OTHER REPORTING PERSONS WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION AND OTHER SOURCES, AS WELL AS L1’S ANALYSIS OF SUCH PUBLICLY AVAILABLE INFORMATION.  L1 HAS RELIED UPON AND ASSUMED, WITHOUT INDEPENDENT VERIFICATION, THE ACCURACY AND COMPLETENESS OF ALL DATA AND INFORMATION AVAILABLE FROM PUBLIC SOURCES, AND NO REPRESENTATION OR WARRANTY IS MADE THAT ANY SUCH DATA OR INFORMATION IS ACCURATE. L1 RECOGNIZES THAT THERE MAY BE CONFIDENTIAL OR OTHERWISE NON-PUBLIC INFORMATION WITH RESPECT TO THE COMPANY THAT COULD ALTER THE OPINIONS OF L1 WERE SUCH INFORMATION KNOWN.  NO REPRESENTATION, WARRANTY OR UNDERTAKING, EXPRESS OR IMPLIED, IS GIVEN AS TO THE RELIABILITY, ACCURACY, FAIRNESS OR COMPLETENESS OF THE INFORMATION OR OPINIONS CONTAINED HEREIN, AND L1 AND EACH OF ITS DIRECTORS, OFFICERS, EMPLOYEES, REPRESENTATIVES AND AGENTS EXPRESSLY DISCLAIM ANY LIABILITY WHICH MAY ARISE FROM THIS PRESENTATION AND ANY ERRORS CONTAINED HEREIN AND/OR OMISSIONS HEREFROM OR FROM ANY USE OF THE CONTENTS OF THIS PRESENTATION.Any forward-looking statements in this PRESENTATION are based on assumptions which may not prove accurate and hypothetical scenarios which may not occur.  YOU SHOULD BE AWARE THAT ALL FORWARD-LOOKING STATEMENTS, ESTIMATES AND PROJECTIONS ARE INHERENTLY UNCERTAIN AND SUBJECT TO SIGNIFICANT ECONOMIC, COMPETITIVE, AND OTHER UNCERTAINTIES AND CONTINGENCIES AND HAVE BEEN INCLUDED SOLELY FOR ILLUSTRATIVE PURPOSES. ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THE INFORMATION CONTAINED HEREIN DUE TO REASONS THAT MAY OR MAY NOT BE FORESEEABLE. THERE CAN BE NO ASSURANCE THAT THE COMPANY SECURITIES WILL TRADE AT THE PRICES THAT MAY BE IMPLIED HEREIN, AND THERE CAN BE NO ASSURANCE THAT ANY OPINION OR ASSUMPTION HEREIN IS, OR WILL BE PROVEN, CORRECT.THIS PRESENTATION AND THE OPINIONS EXPRESSED HEREIN SHOULD IN NO WAY BE VIEWED AS ADVICE ON THE MERITS OF ANY INVESTMENT DECISION WITH RESPECT TO THE COMPANY, COMPANY SECURITIES OR ANY TRANSACTION.  THIS PRESENTATION IS NOT (AND MAY NOT BE CONSTRUED TO BE) LEGAL, TAX, INVESTMENT, FINANCIAL OR OTHER ADVICE. RECIPIENTS OF THIS PRESENTATION SHOULD CONSULT THEIR OWN LEGAL COUNSEL AND TAX AND FINANCIAL ADVISERS AS TO LEGAL AND OTHER MATTERS CONCERNING THE INFORMATION CONTAINED HEREIN.  THIS PRESENTATION DOES NOT PURPORT TO BE ALL-INCLUSIVE OR TO CONTAIN ALL OF THE INFORMATION THAT MAY BE RELEVANT TO AN EVALUATION OF THE COMPANY, COMPANY SECURITIES OR THE MATTERS DESCRIBED HEREIN.THIS PRESENTATION DOES NOT CONSTITUTE (AND MAY NOT BE CONSTRUED TO BE) A SOLICITATION OR OFFER BY L1 OR ANY OF ITS DIRECTORS, OFFICERS, EMPLOYEES, REPRESENTATIVES OR AGENTS TO BUY OR SELL ANY COMPANY SECURITIES OR SECURITIES OF ANY OTHER PERSON IN ANY JURISDICTION.  THIS PRESENTATION DOES NOT CONSTITUTE FINANCIAL PROMOTION, INVESTMENT ADVICE OR AN INDUCEMENT OR ENCOURAGEMENT TO PARTICIPATE IN ANY PRODUCT, OFFERING OR INVESTMENT OR TO ENTER INTO ANY AGREEMENT. NO AGREEMENT, COMMITMENT, UNDERSTANDING OR OTHER LEGAL RELATIONSHIP EXISTS OR MAY BE DEEMED TO EXIST BETWEEN OR AMONG L1 AND ANY OTHER PERSON BY VIRTUE OF THIS PRESENTATION.  NO REPRESENTATION OR WARRANTY IS MADE THAT L1’S INVESTMENT PROCESSES OR INVESTMENT OBJECTIVES WILL OR ARE LIKELY TO BE ACHIEVED OR SUCCESSFUL OR THAT L1’S INVESTMENTS WILL MAKE ANY PROFIT OR WILL NOT SUSTAIN LOSSES. PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.L1 HAS NOT SOUGHT OR OBTAINED CONSENT FROM ANY THIRD PARTY TO USE ANY STATEMENTS OR INFORMATION CONTAINED HEREIN. ANY SUCH STATEMENTS OR INFORMATION SHOULD NOT BE VIEWED AS INDICATING THE SUPPORT OF SUCH THIRD PARTY FOR THE VIEWS EXPRESSED HEREIN.  THE COMPANY HAS NOT APPROVED NOR DOES IT HAVE ANY RESPONSIBILITY FOR THIS PRESENTATION OR ITS CONTENTS.L1 is the holder of all depository receipts issued by International Mobile Telecom Stichting Administratiekantoor (together with its wholly-owned subsidiary IMTIS Holdings S.à r.l., “IMTIS”). As such, L1 is entitled to the economic benefit of the underlying assets represented by the depository receipts. Neither this PRESENTATION nor any of THE INFORMATION CONTAINED HEREIN shall be construed as an admission of beneficial ownership or that L1 and IMTIS constitute a person or group.  2

 TABLE OF CONTENTS  3  Executive Summary    4  Situation Overview    15  Section 1: Major Operational Inefficiencies     16  Section 2: Weak Commercial Results    21  Section 3: Failure to Unlock Value from Infrastructure and Digital Assets     25  Section 4: Destruction of Value in International Subsidiaries and TOGG    29  Section 5: Low Dividend Payout    31  Section 6: Lack of Alignment Between Management and Shareholders’ Interests    33  Section 7: Poor Corporate Governance and Weak Board    35  Section 8: Investors Have Lost Confidence in Turkcell    39  Strategic Plan for Turkcell    44  General Assembly Proposals    47  Conclusion    51  Appendix    55  Glossary    62

 EXECUTIVE SUMMARY

ABOUT LETTERONE

International, long-term oriented investor with deep cross-sector expertise and a 30+ year track record of sustained value creation

- L1 is a privately-owned, international investment firm with deep cross-sector expertise in TMT, retail, energy, financial services and healthcare. L1 is not an "activist" hedge fund
- L1's investors founded and developed such companies as: TNK-BP (sold for $56bn), Alfa-Bank ($11bn of equity[(1)]), X5 Retail Group ($7.2bn Mcap[(2)]) and Veon ($3.0bn Mcap[(2)])
- L1 is led by successful entrepreneurs, former CEOs and international business people
- L1 invests own capital ($26bn of equity with $10bn of liquid funds)[(3)] for the long-term with no fixed time horizon
- L1's purpose is to use an entrepreneurial mindset, long-term vision and active investment to drive sustainable value in sectors vital to future prosperity
- L1 is committed to the highest standards of corporate governance, business practices and ethics
- L1 has in-depth knowledge of emerging markets and a strong track record of disciplined, long-term strategy execution
- L1 strongly believes in the social and economic importance of telecoms, and we have in excess of $3.0bn invested in the sector

L1 is a Committed and Experienced Telco Investor

TURKCELL

- L1 owns 19.8% economic interest through IMTIS - 2nd largest Turkcell shareholder
- Initially invested $1.6bn for 13% in 2005
- Increased economic interest in 2020 as part of shareholding restructuring
- Turkcell is dual listed in New York (NYSE) and Istanbul (ISE)

VEON

- Veon is one of the largest EM mobile operators by number of subscribers with $3.0bn MCap[(2)]
- L1 owns 48% voting / 56% economic interest
- Initially invested in 2001
- Veon is dual listed in New York (NASDAQ) and Amsterdam (AMX)

qvantel

- Cloud-based BSS software provider to communications industry
- L1 invested in 2016

Upp

- UK greenfield fibre to the home provider
- Backed by L1 since 2021

1. Company reports as of Sep-2021.
2. Capital IQ as of 31 December 2021.
3. As per unaudited internal reporting on 31 October 2021.

LETTERONE STRICTLY PRIVATE & CONFIDENTIAL 5

WHY WE ARE HERE

LetterOne is Turkcell's 2nd largest economic investor(1) having been invested for over 16 years. Despite an enviable market position and asset base, Turkcell's strategic and operating performance is weak. Its governance regime is poor. Valuation is low and investor confidence decreasing.
CHANGE IS REQUIRED AND IT MUST START BY IMPROVING GOVERNANCE

- Turkcell has excellent assets, an enviable market position and significant value creation potential
- However, beneath topline and subscriber growth, Turkcell is shockingly operationally inefficient and is underperforming its peers. It has destroyed value with poor capital allocation
- The governance regime is inadequate, Turkcell's Board is weak and insufficiently accountable to shareholders and disclosure is below international standards
- Operating, strategic and governance failings have resulted in poor share price performance and a low valuation – investor confidence has been lost
- Our efforts to engage constructively with Turkcell's Board have been rebuffed
- L1 has a clear, executable plan to realize Turkcell's potential ("Strategic Plan"). Execution must begin with experienced, transparent and accountable governance
- IMTIS is seeking shareholders support at the upcoming Generally Assembly to put the governance foundation in place to address Turkcell's failings. **We need you to vote for:**
  - **Electing 4 unaffiliated and highly qualified director candidates for 1 year**
  - **Improving director accountability with individual director voting (i.e. not slate voting)**
  - **Bringing disclosure up to internationally accepted standards**
  - **Approving 2021 dividend payout of 75% of FY2021 net income**

1. Through IMTIS' beneficial ownership of 19.8% of Turkcell's shares.

LETTERONE
STRICTLY PRIVATE & CONFIDENTIAL
6

THE PROBLEMS AT TURKCELL

Turkcell Failings

- **Major Operational Inefficiencies:** One of the lowest OpFCF margins compared to peers
- **Weak Commercial Results:** Loss of market share, high churn, lowest growth in the market with the highest cost and Capex structure
- **Lack of Execution of SOTP Value Unlock Strategy:** Significant value in digital and infrastructure assets. Value unlock strategy announced 2Q – 2019 – no progress since, despite a robust market environment
- **Destruction of Value in International Subsidiaries and TOGG:** +$2.2bn invested in Ukraine and Belarus, unjustified TOGG investment
- **Low Dividend:** Dividend yield and payout are significantly below EM telco peers despite low leverage
- **No Alignment between Management and Shareholders' Interest:** Management compensation unrelated to long-term TSR. No stock ownership among management
- **Exceptionally Weak Corporate Governance:** Weak Board. Widely criticized director election process in 2021. ISS and Glass Lewis expressed numerous concerns and recommended voting against the Board at the 2021 General Assembly

Investors have lost Confidence in Turkcell

- Turkcell share price has underperformed Türk Telekom, Turkish stock index and index of EM telcos by 11% / 33% / 63% since June 2020[1]
- With 3.4x 2022 EV/EBITDA multiple, Turkcell has one of the lowest valuations in EM telco
- 2 international brokers recently downgraded Turkcell to "Sell" for the first time in 5 years and 3 brokers reduced Turkcell to "Hold"

1. Since shareholder restructuring transaction announcement of 18-Jun-20

LETTERONE

STRICTLY PRIVATE & CONFIDENTIAL

7

VOTING RESULTS AT THE 2021 GENERAL ASSEMBLY INDICATE LACK OF TRUST IN THE CURRENT BOARD

The recommendations of ISS and Glass Lewis and the pattern of shareholder voting at the 2021 General Assembly reflect major dissatisfaction with the way Turkcell is being managed

- **All but one of Turkcell's 93 shareholders that have publicly disclosed their voting results[1] voted against the proposal to ratify the appointment of directors at the 2021 General Assembly**
  - In our experience, it is unusual to have such unanimity among the shareholder base, which exemplifies investors' widespread lack of trust in this Board
- **Both leading proxy advisory firms, ISS and Glass Lewis, recommended against the director appointment ratification proposal**

Rank	Institution[2]	Vote at 2021 General Assembly
2	The Vanguard Group, Inc.	AGAINST
3	BlackRock, Inc.	AGAINST
4	Norges Bank Investment Management	AGAINST
5	Nordea Investment Management	AGAINST
6	APG Asset Management	AGAINST
7	Aberdeen Asset Investments	AGAINST
8	Dimensional Fund Advisors	AGAINST
9	Wellington Management	AGAINST
↓		
179	SunAmerica Asset Management	AGAINST

> **"[Turkcell] should have a robust nomination and election process to ensure an effective board that is accountable to shareholders. Shareholders should be able to participate in frequent elections of all board members, preferably on an annual basis."**
>
> *- Norges Bank Investment Management[3]*

1. Proxy Insight. Data as of 21 January 2022.
2. Ownership data from FactSet. Vote results from Proxy Insight. All data as of 21 January 2022. Note that "Institutions" exclude TWF, LetterOne and Turkcell ADRs. SunAmerica represents the lowest-ranked institution for which voting data is available. Although there are 193 institutions for which ownership data is available on FactSet, only 93 of those publicly disclose their voting decisions.
3. Norges Bank Investment Management proxy voting disclosure, available here: https://www.nbim.no/en/the-fund/responsible-investment/our-voting-records/meeting/?m=1517920

LETTERONE STRICTLY PRIVATE & CONFIDENTIAL 8

STRATEGIC PLAN TO REALISE TURKCELL'S POTENTIAL

We have a clear plan to achieve Turkcell's potential and make it a leading international digital telecom company

1	**Initiate Strategic Review**	• Turkcell Board to immediately form a dedicated Strategic Review Committee ("StratCom") comprised of a majority of independent directors
Strategic Review Initiatives	A	▪ To review differentiation, product portfolio and pricing, go-to-market, distribution and customer service practices, as well as operational costs and capex, and develop initiatives to improve ▪ Turkcell to commit to sustainable OpFCF margin increase of 5.0-10.0pp to be achieved in a value accretive way. Turkcell to achieve commercial performance appropriate for #1 mobile operator
	B	▪ To unlock value from telco infrastructure and digital assets (e.g., BiP, Paycell, Superonline and Towers)
	C	▪ To terminate value destruction in Ukraine and Belarus telecom subsidiaries ▪ To examine future prospects of TOGG
	D	▪ To develop an attractive dividend guidance resulting in dividend growth at minimum in-line with Turkey's consumer price inflation
2	**Improve Alignment between Managers and Shareholders**	▪ Turkcell Board to introduce a new management incentive plan by summer 2022 ▪ Key compensation principles: i) Increase linkage between pay and LT performance; ii) Align management rewards and shareholder value creation

Governance improvements are required to properly oversee and implement this plan to improve Turkcell for all shareholders' benefit

LETTERONE

STRICTLY PRIVATE & CONFIDENTIAL

9

 L1 SEES SIGNIFICANT VALUE UPSIDE POTENTIAL FOR TURKCELL  10    130%uplift  62%uplift  19%uplift  45%uplift  3%uplift  $1.36/shareTRY18.3/share  $0.85/shareTRY11.4/share  $0.62/shareTRY8.3/share  $0.26/shareTRY3.4/share  $0.05/shareTRY0.6/share  $3.12/shareTRY42.0/share  There are numerous ways in which Turkcell can increase its value  Source: L1 Analysis as of 21 January 2022.

EFFORTS TO ENGAGE WITH TURKCELL'S BOARD HAVE BEEN REBUFFED

L1 and IMTIS have sought constructive dialogue with Turkcell. The Board's decision not to engage with its second largest stakeholder demonstrates its lack of experience, skills and alignment with shareholder interests

Date	Attempt to Engage	Turkcell's Response
14 – 15 October	L1 met with Turkcell Chairman and management team to present findings of operational and strategic failings. SC 13D amended	**Turkcell does not respond**
28 October	L1 and IMTIS send a private letter to Turkcell Chairman outlining their concerns and proposed solutions	Turkcell responds with a letter on **12 November**, failing to respond to L1's and IMTIS' concerns. States that Turkcell "is taking the utmost care to implement the most efficient and optimal governance tools and procedures." Recommends that, regarding operational matters, "you can always **refer your questions and comments to the management"**
15 November	L1 and IMTIS publicly disclose their letter via an amended SC 13D and in KAP	**Turkcell does not respond**
16 November	L1 and IMTIS send a private letter urging the Board to engage constructively, noting that the issues raised are the responsibility of the Board	**Turkcell does not respond**
18 November	L1 and IMTIS send another letter to the Board noting that their concerns go beyond mere compliance; we request a meeting with the Chairman and Committees' chairs	**Turkcell does not respond**
30 November	L1 and IMTIS send another letter indicating an intent to reserve the right to take action to ensure shareholder interests are protected	Turkcell responds with a letter on **8 December**, again failing to respond to L1's concerns. Reiterates view that Turkcell is implementing "the most efficient and optimal internal governance tools," etc. Once again **encourages L1 and IMTIS to speak with management instead**
4 January	IMTIS sends a director nomination letter to the Board. IMTIS requests response from the Board by 26-Jan-22. SC 13D amended and disclosed in KAP.	Turkcell filed a 6-K announcing its receipt of a letter dated **4 January from IMTIS** that requested the dismissal of four board members and the election of candidates to replace these directors at the next General Assembly. **Turkcell does not provide any feedback on director nomination as per IMTIS request by 26-Jan-22**

LETTERONE
STRICTLY PRIVATE & CONFIDENTIAL
11

CORPORATE GOVERNANCE IMPROVEMENTS TO BE VOTED AT THE GENERAL ASSEMBLY

Proposed governance changes to create a solid foundation for Turkcell operational turnaround

IMTIS proposals for the next General Assembly	Proposals address identified concerns (incl. of ISS and Glass Lewis)
1 **Upgrade Turkcell Board of Directors** – **Individual** dismissal of 4 existing directors(1) – **Individual** nomination of 4 new(2) **unaffiliated** directors **for 1y term**	✓ No annual director elections ✓ Election of slate rather than individual nominees ✓ No disclosure of Board candidates in 2021 General Assembly notice ✓ No financial expert on Audit Committee
2 Adopt "**Corporate Governance Improvement Package**" in the form of Turkcell's AoA amendments: – Individual director voting (i.e. not slate voting) – Improve disclosures: i) individual director fees; ii) individual management compensation; iii) information on Board diversity policy, targets, measures and projected timeframes for achievement; iv) individual director attendance for Board and committees; v) auditor fees	✓ Election of slate rather than individual nominees ✓ Disclosure failings
3 For 2021FY Turkcell to pay dividend in the amount of 75% of 2021FY Net Income	✓ Unattractive dividend payout vs. peers

1. Those existing directors are: Afif Demirkıran, Nail Olpak, Sir Julian Horn-Smith and Hüseyin Arslan.
2. Those new director candidates are: Serdar Çetin, Gönenç Gürkaynak, Canan M. Özsoy, Alejandro Plater.

LETTERONE STRICTLY PRIVATE & CONFIDENTIAL 12

NEW DIRECTOR NOMINEES WILL UPGRADE TURKCELL'S BOARD

New director nominees bring extensive credentials in telecommunications, finance, corporate governance and leadership. All nominees are unaffiliated with Turkcell shareholders. IMTIS proposes to elect directors for 1 year term and each director nomination to be voted on individually

★ Independent Director Candidates






	★ Serdar Çetin	★ Gönenç Gürkaynak	★ Canan M. Özsoy	Alejandro Plater
Nationality				
Leadership Experience	Partner in a leading telco investor, Novator	Founding partner of a top local law firm	CEO of General Electric Turkey	COO of a large international telco, Telecom Austria
Relevant Key Experience	Finance / Telecom / Leadership	International Corporate Governance	Operations/ Leadership / International Corporate Governance	Telecom / Operations. / Leadership
Corporate Board Experience	2 Public +5 Private	-	1 Public +5 Private	1 Public +10 Private
Selected Company Experience	NOVATOR, WOM, PLAY	ELİG Gürkaynak Attorneys at Law, WHITE & CASE	GE, Garanti BBVA, SANOFI	TELEKOM AUSTRIA GROUP, ERICSSON, kpn

LETTERONE STRICTLY PRIVATE & CONFIDENTIAL 13

PROPOSED CANDIDATES ABLE TO LEAD EXECUTION OF STRATEGIC PLAN

New director nominees have the skills and experience required to address most pressing Turkcell's problems

Turkcell Problem	Nominee		Nominee Value Add
▪ Major operational inefficiencies ▪ Failure to unlock value from infrastructure and digital assets ▪ Destruction of value in international subsidiaries and TOGG ▪ Low dividend payout ▪ Lack of alignment between management and shareholders' interests	**Serdar Çetin**		▪ Over 20 years of successful experience in EM telecoms and technology as an advisor, investor and board member ▪ Led hiring of senior management, definition of compensation structures, guiding of companies on growth and value creation, M&A and capital allocation for Play Poland and WoM Chile
▪ Poor corporate governance and weak Board ▪ Lack of alignment between management and shareholders' interests	**Gönenç Gürkaynak**		▪ Over 20 years of senior international and Turkish legal experience ▪ Among other areas, specializes in Corporate Law, Regulation and Compliance ▪ Member of Corporate Governance Association of Turkey
▪ Major operational inefficiencies and weak commercial results ▪ Poor corporate governance and weak Board ▪ Lack of alignment between management and shareholders' interests	**Canan M. Özsoy**		▪ Over 30 years of senior leadership experience in different roles and geographies in international bellwethers, General Electric and Sanofi Aventis ▪ CEO of multi-billion General Electric Turkey business for 9 years and Chief Growth Officer in MENAT region for 4 years
▪ Major operational inefficiencies ▪ Weak commercial results ▪ Destruction of value in international subsidiaries and TOGG	**Alejandro Plater**		▪ Best-in-class senior operational and strategic telecom experience from one of the leading international telcos in Central and Eastern Europe, Telecom Austria ▪ Telco relevant ICT experience from Ericsson

LETTERONE
STRICTLY PRIVATE & CONFIDENTIAL
14

 SITUATION OVERVIEW

 MAJOR OPERATIONAL INEFFICIENCIES  SECTION 1:

 TURKCELL HAS A UNIQUELY STRONG MARKET POSITION…  17  Turkcell is in a unique group of EM operators that have +45% market share / #1 position in a 3-player market. High market share, leading market position and 3-player market structure should deliver significant efficiency advantages to operators (see p.19)  Mobile Service Revenue Market Share (%) and Market Position  Source: Company reports. Note: Service revenue market share as of 2020. Figures are prior to consolidation M&A deals in Malaysia, Brazil and Indonesia as no impact on 2020 financials as well as disregarding impact from operators with insignificant market share.   Operator Mobile Market Position                                            #1  #1  #1  #1  #1  #1  #1  #1  #1  #1  #1  #1  #2  #1  #2  #2  #1  #2  #3  #3  #3  #3  Number of Mobile Players in the Market                                            5  3  4  3  4  3  4  3  4  4  3  4  3  4  3  3  4  4  3  4  4  3            Operators with uniquely strong market position - 45% market share / #1 position in a 3-player market

 …TURKEY IS AN ATTRACTIVE TELCO MARKET…  18  Turkish mobile market had one of the highest USD ARPU in EM in 2020. Despite high inflation, Turkish telcos have consistently delivered real revenue growth, highlighting disciplined competition   Mobile ARPU ($) and Service Revenue Real CAGR ’18-20A (%)  Source: Company reports. Note: Mobile ARPU as of 2020. Revenue Real CAGR calculated as Local Currency CAGR adjusted for inflation CAGR (’18-20A) of the main country of operations.   Service Revenue Real CAGR ’18-20A (%)                                            (1.9%)  (0.5%)  1.6%   0.8%   3.3%   2.4%   (5.3%)  2.6%   (0.4%)  1.4%   (7.2%)  (2.8%)  (0.2%)  6.7%   (6.5%)  9.1%   10.9%   1.5%   5.5%   (3.0%)  (3.9%)  (2.7%)    Operators with uniquely strong market position - 45% market share / #1 position in a 3-player market

… HOWEVER, TURKCELL IS SHOCKINGLY INEFFICIENT

Despite its uniquely strong market positions and an attractive market, Turkcell has the 3rd lowest OpFCF margins among other EM telcos and significantly below both Turkish peers. All operators with uniquely strong market positions are at the top of the ranking

2018-20 Avg. OpFCF as a % of Service Revenue



Operators with uniquely strong market position - 45% market share / #1 position in a 3-player market
2020 is only slightly better at 13.3% with no expected improvement in 2021
Bharti's low marginality has been driven by Jio led market disruption and significant investment needs, Recent trends show significant improvement (2020: 12.4%)
48.8%
43.6%
36.2%
33.0%
30.7%
29.1%
29.0%
28.3%
27.9%
24.8%
22.7%
21.4%
21.3%
18.6%
18.2%
17.7%
17.0%
16.1%
14.4%
10.9%
6.5%
10.1%
Grameen
Kyivstar
AIS
Jazz
Kar-tel
Maxis
VoD
Djezzy
Vodacom
MTN
Telkom
MTS
Türk Telekom
VoD
TIM
Play
Telefonica
Banglalink
Beeline
Turkcell
Bharti
Orange

2018-20 Avg. Adj. EBITDA % of Service Revenue

58.7%	61.6%	52.5%	50.8%	52.4%	43.8%	46.7%	42.1%	44.8%	43.2%	49.3%	44.0%	40.7%	32.5%	41.6%	32.9%	37.0%	35.4%	38.3%	34.4%	36.0%	28.4%

2018-20 Avg. Adj. Capex % of Service Revenue

9.9%	18.0%	16.3%	17.8%	21.7%	14.7%	17.7%	13.8%	17.0%	18.4%	26.5%	22.6%	19.3%	13.9%	23.4%	15.2%	20.1%	19.3%	23.9%	23.4%	29.5%	18.3%

Source: Company reports.
Note: Service revenue is Total revenue excluding Equipment sales. OpFCF is Adj. EBITDA less Adj. Capex. Adj. EBITDA is Reported EBITDA post IFRS 16 and 15 minus capitalized CAC and total lease payments. Adj. Capex is Capex minus licenses, capitalized CAC and IFRS 16 lease right-of-use additions.

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19

10-15 PP EBITDA MARGIN UPSIDE IN TURKCELL COST STRUCTURE



Total Controllable Costs per Subscriber (2020, USD)[1]
Adj. Direct cost [2]
Commissions[3]
Indirect costs
Number of subscribers (m)
64
27
10
51
37
7.7
6.2
0.8
0.7
10.1
9.2
14.1
13.2
0.8
24.8
19.0
4.7
1.1
32.2
21.1
5.6
5.5
~1.2x difference
5.0x difference
Jazz
Kyivstar
KarTel
Turk Telekom
Turkcell Turkey (4)
Implied potential improvement for Turkcell



Turkcell Adj. EBITDA Margin Upside (% of Service Revenue)
Turkcell potential Adj. EBITDA 2020(7):
38.3%
49.6%
58.6%
23.3%
10-15 pp upside confirmed by leading industry consultant
14.3%
3.0%
Applying Controllable cost structure of:
Turk Telekom
Kar-Tel
Kyivstar
Adj. EBITDA 2020(5):
41.8%
51.8%
64.6%

- Turkcell Turkey operates with significantly higher direct costs and commission costs compared with other peers
- Turkcell Turkey has potential to expand margins through efficiency gains, striving to reach comparable cost structure to peers

- **Turkcell has an Adj. EBITDA margin upside of 10-15 pp when comparing the controllable cost structure of other efficient operators with similar macro cost conditions**
- Even vs. the less efficient Türk Telekom, Turkcell has 3 pp upside

Source: Company reports, analysis by leading industry consultant .
1. All taxes have been removed / normalized across operators.
2. Excl. interconnect, equipment and hardware share of direct costs.
3. No adjustments for average labor costs or PPP across countries has been made.
4. Turkcell Turkey cost base estimated pro-rata with revenue versus other Turkcell Group companies.
5. As a % of Service revenue.

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20

 WEAK COMMERCIAL RESULTS  SECTION 2:

TURKCELL IS LOSING TO PEERS ON ITS HOME TURF

Despite a strong foundation, Turkcell's commercial results have been subpar over the last two years and since pre-Covid 4Q'2019

- Turkcell is known for its i) leading market position in Turkey mobile / #2 in fiber; ii) superior quality mobile network underpinned by the large spectrum allocation (43% of the market and 1.6x of Orange France and 1.1x DT Germany (both ex. 5G)) delivering one of the highest data usage in Europe of 13.7Gb/user, iii) top NPS +17pp vs. #2 and iv) unique for telco digital portfolio, ***however:***

Turkcell has been Losing Mobile Post-paid Market Share

Post-Paid Mobile Customers Market Share Delta[(1)] – 2019YE-2Q'21



0.9%
(0.3%)
(0.6%)
Turkcell
Turk Telekom
Vodafone Turkey

Turkcell has Highest Mobile Churn

Average Quarterly Churn % - 2019YE-2Q'21



7.4%
6.4%
6.0%
Turkcell
Turk Telekom
Vodafone Turkey

Turkcell has Lowest Mobile Post-paid ARPU Growth

% share of post-paid customers[(1)]

2019YE-3Q'21 CAGR



66%
65%
69%
10.5%
7.8%
5.7%
Turkcell
Turk Telekom
Vodafon Turkey

Turkcell has Highest Marketing Costs[(2)]

Marketing Costs as a % of Service Revenue



8.9%
8.9%
9.8%
7.5%
9.0%
6.7%
2018A
2019A
2020A
Turkcell
Turk Telekom

Source: Company reports unless stated otherwise.
1. ICTA reports
2. Marketing costs include marketing, selling expenses and also capitalized customer acquisition costs.

LETTERONE

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22

TURKCELL IS LOSING TO PEERS ON ITS HOME TURF (CONT'D)

Turkcell has delivered disappointing growth and low margins. Meanwhile, Vodafone Turkey, which is only ~60% of Turkcell Turkey's size, invests ~50% less and generates higher growth with OpFCF margin that is consistently 6-7pp higher

Turkcell has Lowest Service Revenue Growth in L3Y



Service Revenue Growth
17%
11%
14%
18%
13%
14%
15%
15%
16%
13%
17%
16%
17%
19%
20%
2017A
2018A
2019A
2020A
9M'2021A
Turkcell Turkey
Turk Telekom
Vodafone Turkey

Turkcell has Materially Lower OpFCF Margin



OpFCF as a % of Service Revenue
9%
15%
13%
13%
18%
16%
7%
22%
17%
13%
23%
19%
13%
20%
19%
14%
29%
21%
2016A
2017A
2018A
2019A
2020A
9M'2021A
Turkcell
Turk Telekom
Vodafone Turkey

Source: Company reports.
Note: Service revenue is Total revenue excluding Equipment sales. OpFCF is Adj. EBITDA less Adj. Capex. Adj. EBITDA is Reported EBITDA post IFRS 16 and 15 minus capitalized CAC and total lease payments. Adj. Capex is Capex minus licenses, capitalized CAC and IFRS 16 lease right-of-use additions.

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23

TURKCELL IS LOSING TO PEERS ON ITS HOME TURF (CONT'D)

Turkcell has consistently both lower EBITDA margins and higher Capex as % of Service Revenue vs. Turkish peers. Such inefficiency, especially after significant Lira devaluation, may undermine Turkcell future ability to invest ahead of 5G auction and 2G license renewal and/or cause future financial issues

Turkcell's EBITDA Margin is Roughly in-line with #3 Player



Adj. EBITDA as a % of Service Revenue
34%
35%
28%
38%
37%
30%
34%
39%
32%
34%
41%
33%
35%
42%
33%
37%
45%
35%
2016A
2017A
2018A
2019A
2020A
9M'2021A
Turkcell
Turk Telekom
Vodafone Turkey

Turkcell has the Highest CAPEX as a % of Service Revenue



Adj. Capex as a % of Service Revenue
25%
19%
14%
25%
18%
14%
27%
17%
14%
21%
18%
14%
22%
22%
13%
23%
16%
14%
2016A
2017A
2018A
2019A
2020A
9M'2021A
Turkcell
Turk Telekom
Vodafone Turkey

Source: Company reports.
Note: Service revenue is Total revenue excluding Equipment sales. OpFCF is Adj. EBITDA less Adj. Capex. Adj. EBITDA is Reported EBITDA post IFRS 16 and 15 minus capitalized CAC and total lease payments. Adj. Capex is Capex minus licenses, capitalized CAC and IFRS 16 lease right-of-use additions.

LETTERONE
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24

 FAILURE TO UNLOCK VALUE FROM INFRASTRUCTURE AND DIGITAL ASSETS   SECTION 3:

TURKCELL HAS VALUABLE INFRASTRUCTURE AND DIGITAL ASSETS

	Global Towers	Superonline	BiP	Paycell
Key highlights	• The only tower company in Turkey • Operates 10.9k towers across Turkey, Ukraine, Belarus and N.Cyprus • Recognized leader hosting both Türk Telekom and Vodafone with high tenancy (1.7x) for captive towerCo • *UBS (Feb-19): "Global Tower is a regionally unique asset with potential for expansion, in our view, as the wider region lacks any global tower company involvement"*	• 2nd largest fixed operator with 3.6m customers o/w 50% FTTH • 41% customer market share in FTTH • Pure FTTH infrastructure with 4.2m homepass • 48,000km of fiber rollout across 77 major cities • Sole Turkish provider of data speed up to 10G to private customers	• Top-5 messenger in Turkey, emerging in large Muslim countries and Caribbean region • Unique telco-grade capabilities • B2B Multicloud functionality to allow white-labelling by other telcos • Several white-labelling deals with large multi-national telcos	• Leading financial superapp in Turkey with 6m active users (+13m downloads) • Member of VISA and BKM (interbank card partnership) • Unique B2C services - BNPL (3.7m users) • Unique merchant services - QR payments and mPOS (14k merchants) • Partnership w/ Hepsi, n11 and others
Key Financials[1] (FY2020)	• Revenue: $72m *(16% LC yoy)* • EBITDA: $48m • Margin: 68%	• Revenue: $790m *(15% LC yoy)* • EBITDA: $417m • Margin: 53%	KPIs: • +87m downloads • +27m 3MAU • 4.34 avg rating w/ 1.24m reviews	• Revenue: $41m *(61% LC Non-group revenue growth yoy)* • EBITDA: $21m • Margin: 52%
Strategic options (Outside-in)	• Market consolidation (e.g., infra sharing) to realize in-country synergies • IPO or Minority or Full sale to realize multiple uplift vs. telco valuation • Contribute to a regional platform	• Market consolidation (e.g., infra sharing) to realize in-country synergies • IPO or Minority sale to raise efficiently priced capital for network expansion	• Raise capital from blue-chip partners to accelerate growth • Expediate growth via telco partnership deals w/ equity component	• Raise capital from blue-chip partners to accelerate growth
Valuation (Indicative)	**10-12x EBITDA**	**5-7x EBITDA**	**$40 per MAU** (assume 30% MAU / 3MAU ratio)	**5x Revenue / 12x EBITDA**
Key Comp	*Veon RUS / Service Telecom (11.7x)*	*2-3x uplift vs. MNOs (Telenet, Tele Columbus, Digi)*	*50% Discount to Telegram rumored $40bn valuation*	*Airtel Africa Money / TPG, QIA, Mastercard, Chimera Investment*

Source: Company reports, AppAnnie.
Note: "Fiber-to-the-home" abbreviated as "FTTH," "Monthly active users" abbreviated as "MAU," "Mobile network operator" abbreviated as "MNO," "Mobile point-of-sale" abbreviated as "mPOS."
1. At average 2020 FX.

LETTERONE
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26

TURKCELL'S SUM-OF-THE-PARTS VALUE UNLOCK STRATEGY HAS STALLED

The pace of TKC SOTP strategy execution has been disappointing – execution should be professionalized and expedited

- **More and more Emerging Market telcos position themselves as "SOTP" investment stories highlighting their telecom, infrastructure, digital B2C and B2B, fintech assets that may trade at superior valuations than pure telco**
  - Recent examples: Jio, MTN, Airtel Africa, Axiata, MTS and Veon
- **SOTP monetization initiatives drive value to shareholders: partial monetization of Airtel Africa MFS business led to ~10% increase in share price at close-of-business-day; Veon sale of Russian towers led to ~20% increase in share price since transaction rumors ~2 weeks prior**
- **While Turkcell has been increasingly focusing its investor communication on its different parts in the last several years…**
  - Monetisation strategy was announced to the market ~3 years ago…
    - 2Q'19 results: "Focusing on monetization of digital services"
    - Nov-2019 CMD: "Paycell: Seek Strategic Partner; Superonline: Potential IPO/Strategic pre-IPO partner; Global Towers: Potential IPO"
    - 4Q'20 earnings call: "We are discussing with our Board and shareholders the best timing for [monetizing Paycell, Superonline and Global Towers]"
    - 1Q'21 earnings call: "It is not just Superonline [but also others] which we would like to monetize this year"
    - 2Q'21 earnings call: "We have not been given any mandate by our shareholders to finalize this process – we still explore alternatives [regarding monetizing Paycell / Superonline]"

…Execution has stalled, and nothing has been achieved

Source: Company reports and transcripts of quarterly earnings calls

LETTERONE STRICTLY PRIVATE & CONFIDENTIAL 27

UNLOCKING INFRASTRUCTURE AND DIGITAL ASSETS' VALUE MAY DELIVER 45% UPSIDE TO TURKCELL'S MARKET CAP

Additional +TRY8.3 / +$0.62 per share



Valued @ 3.4x EBITDA debt-cash free
2020 EBITDA adj. for TRY depreciation and asset growth
No value for BiP
$1.0bn
Paycell
Superonline
Towers
$0.2bn
$0.7bn
$0.3bn
$0.1bn
Value Unlock
$2.4bn
$1.3bn upside
Paycell
BiP
Superonline
Towers
"Locked Value" of Assets
Towers @ 11.0x EBITDA
Superonline @ 6.0x EBITDA
BiP @ $40 per MAU(1)
Paycell @ 12.0x EBITDA
"Unlocked Value" of Assets

Source: L1 Analysis as of 21 January 2022.
1. Assume 8m MAU.

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28

 DESTRUCTION OF VALUE IN INTERNATIONAL SUBSIDIARIES AND TOGG  SECTION 4:

TURKCELL'S POOR INVESTMENT TRACK RECORD OUTSIDE OF TURKEY

Management's weak allocation of capital has added to shareholders' dissatisfaction

Subsidiary	Description
Ukraine (100% owned by Turkcell)	▪ **Turkcell spent +$1bn in equity contributions to Lifecell Ukraine over the last 17 years (~$165m in L5Y) with no dollar of return[(1)]** ▪ Despite significant investments, Lifecell remains a distant #3 player with only 14% revenue market share vs. ~25% share in the allocated spectrum[(2)] ▪ Lifecell generated $6m of OpFC in FY20 or 2.3% of Lifecell revenue. This dilutes Group OpFCF. EqFCF FY20 was -$3m[(3)]
Belarus (80% owned by Turkcell)	▪ **Turkcell spent $1.2bn in equity contributions to Lifecell Belarus over the last 13 years with no dollar of return[(1)]** ▪ In addition, there is a $100m contingent obligation to Belarusian Government in case business becomes profitable ▪ Despite significant investments, Lifecell remains a distant #3 player with sub 10% revenue market share ▪ **Turkcell loses more than $10m per annum in Belarus with little prospect of becoming profitable**
TOGG (23% owned by Turkcell)	▪ Established in 2018, TOGG is a Turkish start-up electric vehicle manufacturer founded by Anadolu Group, BMC Otomotiv, Kök Ulaşım, Vestel, Turkcell (each with 19% shareholding initially) and Turkish Union of Chambers and Commodity Exchanges of Turkey ("TOBB") with 5% shareholding. **All the initial major backers of the project have significant automotive or industrial expertise other than Turkcell** ▪ Parties initially committed €500m equity funding to the project with €95m share of Turkcell. However, in 2021 Kök decided not to participate in the capital increase and as a result Turkcell share of the project increased to 23.0% ▪ Turkcell has so far invested ~€40m[(1)] and has further commitment of ~€65m ▪ **Given TOGG's total commitment is ~4% of Turkcell's Market Cap and no contribution to Turkcell's core business, we believe Turkcell's Board should review the future of Turkcell's stake in TOGG**

Note: OpFCF is Adj. EBITDA less Adj. Capex. Adj. EBITDA is Reported EBITDA post IFRS 16 and 15 minus capitalized CAC and total lease payments. Adj. Capex is Capex minus licenses, capitalized CAC and IFRS 16 lease right-of-use additions. EqFCF defined as OpFCF minus net financial interest paid, minus WC and taxes paid.
1. Based on Turkcell's historical 20-F reports.
2. Based on financial reporting of Kyivstar, Vodafone Ukraine and Lifecell Ukraine.
3. Based on Lifecell's financial reports.

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30

 LOW DIVIDEND PAYOUT  SECTION 5:

 TURKCELL DIVIDEND PAYOUT IS INADEQUATE  32  Turkcell’s dividend payout is significantly below EM telco peers despite low financial leverage. Committing to and addressing operating inefficiency will allow Turkcell to significantly increase dividends   2021 Dividend Payout and LTM Leverage  Dividend Payout Relative to Local Yield(2)  Source: S&P Capital IQ. Data as of 21 January 2022.Net Debt excluding leases. Adj. EBITDA is Reported EBITDA post IFRS 16 and 15 minus capitalized CAC and total lease payments.Excludes Maroc Telecom due to publicly unavailable information.    0.6x    Net Debt/LTM Adj. EBITDA(1)    0.4x    0.7x    0.8x    2.0x    0.0x    0.7x    2.2x    1.1x    1.1x    1.1x

 LACK OF ALIGNMENT BETWEEN MANAGEMENT AND SHAREHOLDERS’ INTERESTS  SECTION 6:

EXISTING LTI PLAN DOES NOT CREATE ALIGNMENT BETWEEN KEY EXECUTIVES AND SHAREHOLDERS

The lack of equity incentives in the LTI plan is inappropriate for a company of Turkcell's stature

Existing LTI Plan (based on external reporting)

- **Cash-settled LTI plan introduced in Jan-2016 for selected employees**. Payment amount is subject to company performance measures (Shareholder Return > WACC and ranking of TSR vs BIST 30 and peer group) and linked to TKC share price performance. The bonus amount is distributed over a 3y payment plan
- **LTI plan constituted only 8.7% of total key management compensation** including indemnities, salaries, bonuses and other benefits over 2017-2020 (plan criteria was met in 2017 and 2019 FYs)
- **Turkcell Board members and senior officers only held 0.0028% of shares over the last 2 years (or ~$140k)** and not significantly more in the prior years (0.0053% in 2018 or ~$500k – max in the L5Y)

LTI Plan Flaws

- No personal holding / requirements to build ownership of shares by key execs
- Key execs do not have exposure to both upside and downside like shareholders do
- Small share of total compensation delivered via LTI vs. total comp
- Very short-term focused plan with cash payments after 1-2 years

No real long-term alignment between management and shareholders

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34

 POOR CORPORATE GOVERNANCE AND WEAK BOARD  SECTION 7:

 THE ISS AND GLASS LEWIS REPORTS ON THE 2021 GENERAL ASSEMBLY HIGHLIGHT NUMEROUS GOVERNANCE AND DISCLOSURE FAILINGS  36  Despite TWF’s initial commitment to improve Turkcell’s corporate governance, the Board has failed to make any significant improvements, and proxy advisory firms have voiced numerous concerns    Expressed Concerns in 2021?  Independent1  Issues      No disclosure of individual director fees    Yes  No disclosure of individual management compensation  Yes    No information regarding Turkcell’s Board diversity policy, targets, measures and projected timeframe to achieve them    Yes  No disclosure of individual director attendance, including attendance at Committee meetings    Yes  No disclosure of fees paid to external auditor  Yes  Yes  No disclosure detailing the amount and beneficiaries of all donations and contributions  Non-mandatory CGP    Committee charters are not publicly available  AoA and Law requirement    Source: Institutional Shareholder Services Proxy Research Report, published on 26 March 2021; Glass Lewis & Co. Proxy Paper, published on 30 March 2021.  Board Governance  Disclosures    Expressed Concerns in 2021?  Independent1  Issues      No information on Board candidates (names, bios) provided to investors in 2021 General Assembly notice  Yes  Yes  No proposal regarding the term of office of the Board candidates provided to investors in 2021 General Assembly notice  Yes  Yes  Bundling of the director slate into a single proposal  Yes    Lack of audit / financial expert on the Audit Committee    Yes  No annual external party board evaluation  Non-mandatory CGP

PROXY ADVISORS AND OTHER INVESTORS HAVE NOTED TURKCELL'S GOVERNANCE DEFICIENCIES

The response to the 2021 General Assembly should have alerted the Turkcell Board

ISS

26 March 2021

"**Publicly listed companies should disclose all details on proposals at least 30 days prior to the meeting**. When this information is not available well in advance of the meeting, investors are not left with sufficient time to evaluate the candidates… **[Turkcell] has failed to provide information on the nominees who will be up for election** under this [proposal]; such as names, affiliations, and occupations.

The company is in the BIST 30 Index which is Turkey's main large cap index and includes the largest companies with some of the highest levels of foreign institutional ownership. As such, **[Turkcell] should adhere to higher disclosure and corporate governance standards."**(1)

GLASS LEWIS

30 March 2021

"[Turkcell] **provides no information regarding the names and biographical details of nominees**, which prevents shareholders from objectively evaluating the performance of directors and their independence… **We encourage the Company to provide significantly more information** regarding these issues going forward…

Under the Company's articles of association, directors may be elected for a term of up to three years. **We usually favor the annual election of the board** and believe that shareholders are best served if they are allowed to express disapproval or support of the board's acts through the **annual election** of the Company's directors."(2)

Investor	Rationale for Voting Against Directors at 2021 General Assembly(3)
Allianz Global Investors	Allianz Global believes that shareholders should be given an opportunity to elect directors on an individual basis rather than as a single slate
Aviva Investors	Directors bundled under single resolution.
BMO Global Asset Management	The board should submit directors for re-election individually, rather than as a single slate
British Columbia Investment Management Corp.	We are voting against the slate as we believe it is important to be able to vote on the qualifications of individual directors
DWS Investment	We will generally vote AGAINST, if…Director elections are carried out on a block basis and the qualification or suitability of at least one of the candidates is called into question

1. Institutional Shareholder Services Proxy Research Report, published on 26 March 2021
2. Glass Lewis & Co. Proxy Paper, published on 30 March 2021.
3. Proxy Insight.

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37

TURKCELL BOARD'S COLLECTIVE EXPERIENCE AND EXPERTISE IS INADEQUATE

Turkcell's Board lacks critical skills

	Finance		Strategic				Governance		Leadership	
	Capital Allocation / Investment	M&A / Business Development	Operational Telecom Experience	Digital / ICT Experience	Legal / Regulatory / Risk	Global Business Perspective	Governance / Compensation	Gender Diversity	Public Company Board	Top Tier Executive Leadership
Bülent Aksu	✓	✓	Only TKC		✓					
Figen Kılıç								✓		
Hüseyin Aydın	✓	✓							✓	✓
Tahsin Yazar					✓		✓			
Şenol Kazancı					✓					
Sir Julian Horn-Smith	✓	✓	✓		✓	✓			✓	✓
Afif Demirkıran										
Nail Olpak	✓	✓								
Hüseyin Arslan				✓						

- **Turkcell's Board lacks critical skills that we believe are necessary to provide proper oversight of the management team and strategy**
  - Only two directors (one of them Sir Julian Horn-Smith), for example, possess meaningful operational telecom experience (one from Turkcell only), public company and C-Level experience

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38

 INVESTORS HAVE LOST CONFIDENCE IN TURKCELL  SECTION 8:

TURKCELL SHARE PRICE HAS SIGNIFICANTLY UNDERPERFOMED

Despite its strong market position, excellent network and digital assets, investor's loss of confidence in Turkcell is apparent in its share price performance

Turkcell's Relative TSR since TWF Becoming Shareholder



Since 2020 Transaction Announcement (19-Jun-20)
(11)%
Relative performance in TRY
(33)%
Relative performance in TRY
(63)%
Relative performance in USD
TKC vs. Turk Telekom
TKC vs. BIST-100
TKC vs. MSCI EM Telco(1)

Over/(under) performance

Turkcell's Absolute TSR in USD



Turkcell's TSR ranking in the group of EM Telcos(2)
X% Median USD TSR of EM Telcos(2)
(34)%
(41)%
(34)%
28/28
25/26
22/26
3.9%
14.4%
16.1%
L1Y
L3Y
L5Y

Source: Bloomberg. Data as of 21 January 2022.
1. MSCI EM Telecom Services Industry Group Index..
2. Includes Airtel Africa, AIS, America Movil, Bharti Airtel, Etihad Etisalat, Etisalat, Grameenphone, Magyar Telecom, Maroc Telecom, Maxis, MTN Group, MTN Nigeria, MTS, Ooredoo, Orange Polska, OTE, Rostelecom, Safaricom, Telecom Argentina, Telefonica Brasil, Telkom Indonesia, TIM Brasil, Veon, Vodacom, Zain

LETTERONE
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40

TURKCELL'S VALUATION IS DEPRESSED

Turkcell trades at one of the lowest valuation multiples across EM telcos


EV/EBITDA 2022E
Low multiple despite very attractive mobile and fiber market position
Reflects low FCF generation and dividend payout ratio
No recognition of the unique digital asset portfolio (Facebook acquired 10% in Jio @13.5x NTM EV/EBITDA in Apr'20). Market does not see value unlock catalyst
Türk Telekom lower multiple largely explained by small free float / liquidity; risks related to fixed network concession renewal and banks' (55% shareholding) intention regarding their share
Median of Selected Peers: 4.2x
11.2x
10.7x
7.3x
5.1x
4.8x
4.3x
4.2x
4.0x
3.9x
3.5x
3.4x
3.4x
3.3x
Etisalat
Safaricom
Maroc Telecom
Vodacom
MTN
Millicom
Airtel Africa
MTS
Ooredoo
Rostelecom
VEON
Turkcell
Turk Telekom


Median of Selected Peers: 10.6x
28.7x
20.3x
18.7x
14.3x
13.8x
13.3x
10.6x
6.8x
6.6x
6.3x
5.7x
5.0x
4.0x
Etisalat
Maroc Telecom
Safaricom
Ooredoo
MTN
Vodacom
Airtel Africa
Turkcell
MTS
Rostelecom
Turk Telekom
Millicom
VEON

Source: S&P Capital IQ. Data as of 21 January 2022.

LETTERONE
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41

     BROKERS HAVE DOWNGRADED THE STOCK  42  UBS and VTB published their first “sell” recommendations on Turkcell shares in many years. GS, BAML and OYAK downgraded to Hold  We downgrade Turkcell to Sell with a new TRY14.8 price target, from TRY18.0 and Neutral previously… [A portion of] the PT downgrade is attributable to the c34% cut to our medium-term FCFF estimates. As explained in detail in this note this is a function of two things primarily: 1) significantly higher capex expectations following two upgrades to fibre rollout plans and other capex plans; and 2) increasing subscriber acquisition costs.”  [W]e think the fundamental challenges (higher capex and accelerating inflation)… against the subdued eFCF yield suggest a break-away from the index. Thus, we downgrade the stock to Sell from Hold...”  5-Nov-21  30-Sep-21  No upgrades in the last year  Source: S&P Capital IQ. Data as of 21 January 2022.

VOTING RESULTS AT THE 2021 GENERAL ASSEMBLY INDICATE LACK OF TRUST IN THE CURRENT BOARD

The recommendations of ISS and Glass Lewis and the pattern of shareholder voting at the 2021 General Assembly reflect major dissatisfaction with the way Turkcell is being managed

- **All but one of Turkcell's 93 shareholders that have publicly disclosed their voting results[1] voted against the proposal to ratify the appointment of directors at the 2021 General Assembly**
  - In our experience, it is unusual to have such unanimity among the shareholder base, which exemplifies investors' widespread lack of trust in this Board
- **Both leading proxy advisory firms, ISS and Glass Lewis, recommended against the director appointment ratification proposal**

Rank	Institution[2]	Vote at 2021 General Assembly
2	The Vanguard Group, Inc.	AGAINST
3	BlackRock, Inc.	AGAINST
4	Norges Bank Investment Management	AGAINST
5	Nordea Investment Management	AGAINST
6	APG Asset Management	AGAINST
7	Aberdeen Asset Investments	AGAINST
8	Dimensional Fund Advisors	AGAINST
9	Wellington Management	AGAINST
↓		
179	SunAmerica Asset Management	AGAINST

> **"[Turkcell] should have a robust nomination and election process to ensure an effective board that is accountable to shareholders. Shareholders should be able to participate in frequent elections of all board members, preferably on an annual basis."**
>
> *- Norges Bank Investment Management[3]*

1. Proxy Insight. Data as of 21 January 2022.
2. Ownership data from FactSet. Vote results from Proxy Insight. All data as of 21 January 2022. Note that "Institutions" exclude TWF, LetterOne and Turkcell ADRs. SunAmerica represents the lowest-ranked institution for which voting data is available. Although there are 193 institutions for which ownership data is available on FactSet, only 93 of those publicly disclose their voting decisions.
3. Norges Bank Investment Management proxy voting disclosure, available here: https://www.nbim.no/en/the-fund/responsible-investment/our-voting-records/meeting/?m=1517920

LETTERONE

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43

 STRATEGIC PLAN FOR TURKCELL

1 INITIATE STRATEGIC REVIEW

Form Strategic Review Committee		▪ Turkcell Board to immediately form a dedicated Strategic Review Committee ("StratCom") comprised of a majority of independent directors with appropriate skillset and assume ultimate responsibility to deliver Initiatives A-D below ▪ StratCom will develop value maximizing strategy, define KPIs, task mgmt to prepare implementation plan and monitor its delivery ▪ StratCom to ensure implementation plan and KPIs are integrated into business planning and management compensation ▪ Turkcell to publicly commit to goalpost KPIs and Initiatives timeline, provide regular progress update during quarterly results calls
A	**Increase OpFCF Performance**	▪ StratCom to work with leading industry consultants to: i) prepare detailed benchmarking of operational costs and capex; ii) review differentiation, product portfolio and pricing, go-to-market, distribution and customer service practices (offline and online); iii) analyze root causes for underperformance; iv) identify areas for improvement; v) develop initiatives to improve ▪ *Turkcell to publicly commit to sustainable OpFCF margin increase of 5.0-10.0pp to be achieved in a value accretive way. Turkcell to achieve commercial performance appropriate for #1 mobile operator*
B	**Unlock Value from Telco Infrastructure and Digital Assets**	▪ StratCom to work with leading industry consultants and investment banks to i) develop value maximizing strategy for each major telco infrastructure and digital asset taking into account current and projected Turkish macro conditions; ii) oversee strategy execution and realization
C	**Terminate Value Destruction in Non-Core Investments**	▪ StratCom to review strategic options and develop value maximizing strategy for Ukraine and Belarus telecom subsidiaries, TOGG investment ▪ *Turkcell to publicly commit to terminate any cash burn including via any forms of subsidization and/or equity / quasi equity (e.g., shareholder debt) financing of both Ukraine and Belarus telecom subsidiaries*
D	**Commit to Sustainably Growing Dividends**	▪ Based on the updated business case with implemented Initiatives, Turkcell to implement higher dividend payout ratio and dividend growth strategy ▪ *Turkcell to publicly commit to sustainable dividend growth in-line with Turkey's consumer price inflation*

LETTERONE

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45

2 IMPROVE ALIGNMENT BETWEEN MANAGERS AND SHAREHOLDERS

Turkcell needs a management compensation policy that is aligned with long-term TSR

Turkcell Board to introduce a new incentive plan by Summer 2022 based on the following key principles

Principles	Description
Align management rewards and shareholder value creation	Key executives to receive substantial part of their compensation in Turkcell shares and build up a meaningful personal holding of Turkcell shares: ▪ 50% of Short Term Incentive delivered in Turkcell shares with 2-year deferral ▪ A Long Term Incentive Plan for Executives delivered in Turkcell shares ▪ Shareholding requirement for Executives: 2x of annual salary for CXOs, 6x for Group CEO
Increase linkage between pay and long-term performance	▪ LTIP with 3 year vesting and delivery in Performance shares, restricted through performance conditions which need to be met
Incentives in line with market best practice & anchored on market competitiveness	▪ Compensation system to be developed in line with the best market practice ▪ Direct oversight and guidance of Compensation Committee ▪ Regular compensation reviews set in Committee roadmap

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46

 GENERAL ASSEMBLY PROPOSALS

1 NOMINATE FOUR EXPERIENCED UNAFFILIATED DIRECTORS

Issues

- **Directors lacking appropriate expertise / experience**
- **No annual director elections**
- **Election of slate rather than individual nominees**
- **No disclosure of Board candidates in 2021 General Assembly notice**
- **No financial expert on Audit Committee**

Solution

✓ **Individual** dismissal of existing 4 directors

✓ **Timely individual nomination** of 4 new **unaffiliated directors** including 3 independent **for 1y term**

✓ Proposed new directors **will satisfy financial expert criteria**

IMTIS proposal as per Annex 1 item 10 of IMTIS Holdings GM Convocation Letter sent to Turkcell's Board on 2 February 2022

- Dismissal of the current board members who have not been appointed through the exercise of TWF's nomination or voting privileges. Namely (each separately): Afif Demirkıran, Nail Olpak, Hüseyin Arslan and Sir Julian Horn-Smith
- Appointment of the following board members, in each case serving for a term of 1 year until the date of the General Assembly approving the financial statements of the Company for FY2022:
  - Election of Candidate Serdar Cetin as INED
  - Election of Candidate Gönenç Gürkaynak as INED
  - Election of Candidate Canan M. Özsoy as INED
  - Election of Candidate Alejandro Plater, as an additional director

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2 ADOPT CORPORATE GOVERNANCE IMPROVEMENT PACKAGE

Major governance changes are required to improve accountability of the Board and upgrade disclosure to market standards

Issue	Solution[1]
Board accountability to shareholders	✓ Change in Articles of Association: Article 9 to be amended to provide that the appointment and dismissal of each board member will be voted on separately for each individual director/candidate
Lack of market standard disclosure	✓ Change in Articles of Association: Article 19 to be amended to provide that additional items listed below shall be included in each annual activity report: – **Individual director fees** – **Individual management compensation** – **Information on board diversity policy, targets, measures and projected timeframes for achievement** – **Individual director attendance for Board and Committees** – **Auditor fees**

1. IMTIS proposal as per Annex 1 item 3 of IMTIS Holdings GM Convocation Letter and Proposed Amendments to TKC AoA sent to Turkcell's Board on 2 February 2022

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3 2021FY DIVIDEND PAYMENT PROPOSAL

Shareholders need to steer Turkcell to become efficient and attractive investment

Issue	Solution[1]
Unattractive dividend payout vs. peers, cash hoarding, serious operational inefficiencies, value destructive and unjustified investments	✓ For 2021FY Turkcell to pay dividend in the amount of 75% of 2021FY Net Income

1. IMTIS proposal as per Annex 1 item 12 of IMTIS Holdings GM Convocation Letter and Draft Resolution 2021 Dividend sent to Turkcell's Board on 2 February 2022

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 CONCLUSION

 TURKCELL’S PATH TO OPERATIONAL AND STRATEGIC IMPROVEMENT MUST BEGIN WITH SIGNIFICANT CORPORATE GOVERNANCE UPGRADE  52  Improve Board composition and Corporate Governance framework  Potential to Create Significant Value for Stakeholders if Important Steps Are Taken      Improve OpFCF, commercial efficiency and capital allocation  Unlock value of non-mobile assets. Terminate value destruction in int’l assets  Improve alignment between managers and shareholders  Deliver sustainably growing dividend payments

 L1 SEES SIGNIFICANT VALUE UPSIDE POTENTIAL FOR TURKCELL  53    130%uplift  62%uplift  19%uplift  45%uplift  3%uplift  $1.36/shareTRY18.3/share  $0.85/shareTRY11.4/share  $0.62/shareTRY8.3/share  $0.26/shareTRY3.4/share  $0.05/shareTRY0.6/share  $3.12/shareTRY42.0/share  There are numerous ways in which Turkcell can increase its value  Source: L1 Analysis as of 21 January 2022.

TURKCELL NEEDS TO IMPLEMENT CHANGE NOW

Turkcell has significant upside potential. However, challenging macro environment and industry dynamics may further undermine Turkcell's position if operational and strategic failings are not addressed

- **Macro:**
  - Lira devalued 44% / 72% in 2021 / L4 years
  - Expected inflation of almost 50% in 2022 with +100% growth in energy tariffs and 50% minimum wage increase
  - Consumer confidence is at all time low
  - Debt market access will be volatile
- **Industry:**
  - 5G auction (timing unknown) and 2G license renewal (2023)
  - Turkish peers have better margins
- **Turkcell's situation:**
  - Even after hedges 59% of debt is FX-denominated. Hedges are less efficient at current USDTRY levels
  - Only 3% of revenue is FX-denominated - large mismatch as 7% of Opex and 75% of Capex are FX-denominated
  - Customer price adjustments will lag inflation

Change is required now to address risks facing Turkcell

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 APPENDIX

Serdar Çetin Profile



Serdar Çetin has over 20 years of experience in the telecoms and technology sector as an advisor, investor and board member

Background

- Partner of Novator Partners LLP, a London-based investment advisory firm, where he is responsible for investment sourcing, deal execution and active management of portfolio companies. In Novator Serdar led successful telecom investments in Play Poland and WOM Chile amongst others
- Prior to joining Novator, Mr. Cetin worked at Merrill Lynch investment banking and BNP Paribas asset management in London
- Experienced public and private company director

Selected Board Experience

- WOM Chile (Private)
- Play Group (Public)
- TurkNet (Private)
- Machinezone (Private)
- Netia (Public)
- Forthnet (Private)
- Be* Unlimited (Private)

Other

- MSc in Management (Grande Ecole) from HEC School of Management in Paris
- BSc in civil engineering from Middle East Technical University
- Fluent in English, Turkish and French

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Gönenç Gürkaynak Profile



Gönenç Gürkaynak has been an attorney for more than 20 years, and is one of Turkey's leading corporate governance experts

Background

- Founding Partner of ELIG Gürkaynak Attorneys-at-Law, a leading law firm based in Istanbul, where he heads the regulatory & compliance department
- Before founding ELIG Gürkaynak Attorneys-at-Law in 2005, Mr. Gürkaynak worked as an attorney at the Istanbul, New York and Brussels offices of White & Case LLP for more than eight years
- Has written extensively on Turkish competition law, corporate law and corporate governance
- Holds teaching positions at undergraduate and graduate levels at two universities, and gives lectures in other universities in Turkey

Academic / Teaching Experience

- Yeditepe University, School of Law
- Bilgi University, School of Law
- Bilkent University, School of Law
- Boğaziçi University, Dept. of Economics
- Sabancı University, Dept. of Social Sciences

Other

- LL.M. from Harvard Law School
- LL.C from Ankara University Faculty of Law
- Member of the Corporate Governance Association of Turkey
- Member of the Turkish Industry & Business Association
- Fluent in English and Turkish

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Canan M. Özsoy Profile



Canan M. Özsoy brings over 30 years of senior leadership experience from international bellwethers, General Electric and Sanofi Aventis

Background

- Former CEO of General Electric Turkey (2012-2021) and Chief Growth Officer in MENAT region (2017-2021)
- Prior to this occupied other senior global positions in General Electric based in both the US and France - General Manager of Global Mammography (2011-2012), Chief Marketing Officer of Healthcare Systems (2009-2011) and Chief Marketing Officer of International Markets (2007-2009)
- Served as Head of Franchise in Metabolic Disease in Sanofi Aventis' HQ in Paris (2003-2007)
- Began her corporate career at Hoechst HQ (subsequently Sanofi Aventis) in Istanbul where she progressed to BU Director with responsibility for Marketing and Sales

Selected Recent Board Experience

- Garanti BBVA (Public)

Other

- Serves on the Board of Trustees and Board of SEV and as a Chairperson of WCD (both NGOs)
- Vice Chair of AmCham Turkey
- Doctorate degree in Dental Medicine from University of Istanbul and MBA from Bosporus University
- Fluent in English, Turkish and French

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Alejandro Plater Profile



Alejandro Plater brings over 20 years of senior telecom and ICT experience from Telecom Austria and Ericsson

Background

- Extensive and broad international career in telecommunications & information and communication technology (ICT), most recently as Group COO of A1 Telekom Austria
- Previously spent nearly 20 years at Ericsson, a leading provider of ICT to communication service providers, in roles of increasing importance, most recently as Vice President and Key Account Manager for major customers
- Began his career at Sud America Seguros and also served as a senior underwriter at Chubb

Selected Board Experience

- Royal KPN (Public)
- A1 Austria, Bulgaria, Croatia, Slovenia, Macedonia, Belarus, Serbia (Private)
- Telekom Finanzmanagement (Private)

Other

- Several executive educations in well-known universities such as Wharton, Columbia and London Business School.
- Studied economics at the University of Buenos Aires
- Fluent in English, Spanish, Portuguese and Swedish

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 GENERAL ASSEMBLY AGENDA PROPOSED BY IMTIS  60  1  2  1  Opening and constitution of the Presiding Committee  2  Authorizing the Presiding Committee to sign the minutes of the meeting  3  Subject to the approval of the Ministry of Trade of the Republic of Turkey and the Capital Markets Board; Discussion of and decision on the amendments to Articles [9, 17 and 19] of the Articles of Association of the Company in accordance with the amendment text that is proposed by IMTIS Holdings S.à r.l. and annexed to the agenda  4  Reading and discussion of the activity report of the Board of Directors relating to the 2021FY  5  Reading the summary of the Independent Audit report relating to the 2021FY  6  Reading, discussion and approval, separately, of the consolidated balance sheet and profit/loss statement of the Company prepared pursuant to the Turkish Commercial Code and Capital Markets Board legislation relating to the 2021FY  7  Discussion of and decision on the release of the Board Members, to be voted on individually and not cumulatively, for their actions in connection with the activities and operations of the Company pertaining to the 2021FY  7.1  Discussion of and decision on the release of Mr. Bülent Aksu for his actions in connection with the activities and operations of the Company pertaining to the 2021FY  7.2  Discussion of and decision on the release of Mr. Hüseyin Aydın for his actions in connection with the activities and operations of the Company pertaining to the 2021FY  7.3  Discussion of and decision on the release of Mrs. Figen Kılıç for her actions in connection with the activities and operations of the Company pertaining to the 2021FY  7.4  Discussion of and decision on the release of Mr. Tahsin Yazar for his actions in connection with the activities and operations of the Company pertaining to the 2021FY  7.5  Discussion of and decision on the release of Mr. Şenol Kazancı for his actions in connection with the activities and operations of the Company pertaining to the 2021FY  7.6  Discussion of and decision on the release of Mr. Afif Demirkıran for his actions in connection with the activities and operations of the Company pertaining to the 2021FY  7.7  Discussion of and decision on the release of Mr. Nail Olpak for his actions in connection with the activities and operations of the Company pertaining to the 2021FY;  7.8  Discussion of and decision on the release of Mr. Hüseyin Arslan for his actions in connection with the activities and operations of the Company pertaining to the 2021FY  7.9  Discussion of and decision on the release of Mr. Julian Michael Sir Julian Horn-Smith for his actions in connection with the activities and operations of the Company pertaining to the 2021FY  8  Discussion of and decision on confirming the appointment of the Board Members, if any, who were temporarily appointed by the Board of Directors in accordance with Article 363 of the Turkish Commercial Code to fill any board vacancy that may have occurred prior to the date of this General Assembly meeting  9  Informing the General Assembly on the amount of donations and contributions made by the Company in the 2021FY and the beneficiaries of such donations and contributions by explaining each transaction individually; Discussion of and decision on the limit on donations and contributions that can be made by the Company during the period commencing on 1 January 2022 and ending on the date of the Company’s general assembly meeting relating to the 2022FY

 GENERAL ASSEMBLY AGENDA PROPOSED BY IMTIS (CONT’D)  61  1  2  10  Discussion of and decision on the proposed removal of the Board Members, except for those Board Members who have been appointed through the use of the privileges granted to the holders of Group A shares under Article 7 of the Company’s Articles of Association, and those Board Members, if any, who have been temporarily appointed by the Board of Directors in accordance with Article 363 of the Turkish Commercial Code and Article 9 of the Company’s Articles of Association to fill any board vacancy that may have occurred prior to the date of this General Assembly meeting with respect to the Board Members appointed through the use of the privileges granted to the holders of Group A shares, and appointment of new Board Members in their place  10.1  Discussion of and decision on the removal from the Board of Directors of Mr. Afif Demirkıran or, if applicable, any other Board Member that has been temporarily appointed by the Board of Directors in accordance with Article 363 of the Turkish Commercial Code to fill any board vacancy that may have occurred with respect to Mr. Afif Demirkıran   10.2  Discussion of and decision on the removal from the Board of Directors of Mr. Nail Olpak or, if applicable, any other Board Member that has been temporarily appointed by the Board of Directors in accordance with Article 363 of the Turkish Commercial Code to fill any board vacancy that may have occurred with respect to Mr. Nail Olpak   10.3  Discussion of and decision on the removal from the Board of Directors of Mr. Hüseyin Arslan or, if applicable, any other Board Member that has been temporarily appointed by the Board of Directors in accordance with Article 363 of the Turkish Commercial Code to fill any board vacancy that may have occurred with respect to Mr. Hüseyin Arslan   10.4  Discussion of and decision on the removal from the Board of Directors of Mr. Julian Michael Sir Julian Horn-Smith or, if applicable, any other Board Member that has been temporarily appointed by the Board of Directors in accordance with Article 363 of the Turkish Commercial Code to fill any board vacancy that may have occurred with respect to Sir Julian Horn-Smith  10.5  Discussion of and decision on the appointment of Mr. Serdar Çetin as an independent board member for a term of 1 (one) year to serve until the date of the annual General Assembly meeting approving the consolidated financial statements of the Company for the fiscal year ending 31 December 2022  10.6  Discussion of and decision on the appointment of Mrs. Mevhibe Canan Ozsoy as an independent board member for a term of 1 (one) year to serve until the date of the annual General Assembly meeting approving the consolidated financial statements of the Company for the fiscal year ending 31 December 2022  10.7  Discussion of and decision on the appointment of Mr. Gönenç Gürkaynak as an independent board member for a term of 1 (one) year to serve until the date of the annual General Assembly meeting approving the consolidated financial statements of the Company for the fiscal year ending 31 December 2022  10.8  Discussion of and decision on the appointment of Mr. Alejandro Douglass Plater as a board member for a term of 1 (one) year to serve until the date of the annual General Assembly meeting approving the consolidated financial statements of the Company for the fiscal year ending 31 December 2022  11  Discussion of and approval of the election of the independent audit firm recommended by the Board of Directors pursuant to the Turkish Commercial Code and applicable capital markets legislation for auditing the accounts and transactions of the Company during the 2022FY  12  Discussion of and decision on the proposed distribution of dividends and dividend distribution date for the 2021FY  12.1  Discussion of and decision on the proposal and draft resolution submitted by IMTIS Holdings S.à r.l., shareholder of the Company, relating to distribution of dividends and the dividend distribution date for the 2021FY  13  Discussion of and decision on permitting the Board Members to be active, on his own behalf or on behalf of others, in any business falling within or outside the scope of the Company's business, to hold an interest in companies carrying out the same business, and to perform other acts in accordance with Articles 395 and 396 of the Turkish Commercial Code  14  Informing the shareholders regarding the guarantees, pledges and mortgages provided by the Company in favour of third parties during the 2021FY and the benefit derived therefrom, in accordance with the Capital Markets Board regulations, by explaining each transaction individually  15  Closing.

FURTHER CORPORATE GOVERNANCE IMPROVEMENTS TURKCELL BOARD SHOULD IMPLEMENT

Irrespective of AoA changes proposed to be voted on at the General Assembly, Turkcell's Board should follow Turkish Corporate Governance Principles ("CGP") and widely accepted (as per ISS and Glass Lewis) Corporate Governance practices

Duly and timely inform shareholders of director candidates	▪ Ensure detailed information regarding director candidates (e.g. names, bios, declaration of independence and CMB confirmation of independence) is provided in the AGM Announcement, Invitation and Information Document, and conduct a transparent and swift process for the nomination of INEDs and non-independent directors. ▪ Include a requirement to complete the INED candidate nomination process before the AGM announcement. ▪ Amend the Nomination Committee Charter accordingly	▪ As per ISS and Glass Lewis ▪ CGP 1.3.1
No bundling of director slate - individual voting for each candidate	▪ Include in the Nomination Committee Charter a requirement to vote on director candidates individually	▪ As per ISS and Glass Lewis
No discrepancy between proxy voting resolution in the Invitation and agenda items at GM	▪ In preparing the General Assembly agenda, ensure that each agenda item and sub agenda item be set out in detail. Include this principle in the Board of Directors Internal Regulation	▪ As per ISS and Glass Lewis ▪ CGP 1.3.2
Ensure INEDs have required skills and experience to serve on Audit Committee	▪ Amend Nomination and Audit Committee Charters to include that "At least 1 member of the Audit Committee shall meet the requirements for an audit committee "financial expert"	▪ As per ISS and Glass Lewis ▪ CGP 4.3.10, SEC and NYSE rules
Periodic external party Board evaluation	▪ Include in the Board of Directors' Internal Regulation and Nomination Committee charters requirements for the periodic evaluation of the performance of the Board of Directors	▪ CGP 4.6.1
Committee Charters	▪ Duly prepare each committee charter and/or updates thereof ▪ Disclose committee charters in Turkey and US through KAP and on Form 6-K, via corporate website and in its annual report	▪ CGP 4.5.2 and Article 26 of Turkcell's AoA

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 GLOSSARY

GLOSSARY

Abbreviation	Definition
Adj.	Adjusted
AKP	Adalet ve Kalkınma Partisi (The Justice and Development Party)
AoA	Articles of Association
ARPU	Average revenue per unit
Avg.	Average
CAGR	Compound annual growth rate
Capex	Capital expenditure
CGP	Corporate Governance Principles
CMB	Capital Markets Board of Turkey
CMD	Capital markets day
DEİK	Dış Ekonomik İlişkiler Kurulu (Foreign Economic Relations Board)
EM	Emerging market
EqFCF	Equity free cash flow
Est.	Estimated
FTTH	Fiber-to-the-home
FY2021	Fiscal Year 2021
GA	General Assembly
ICT	Information and communications technology
IFRS	International Financial Reporting Standards

Abbreviation	Definition
IFRS	International Financial Reporting Standards
INED	Independent non-executive director
IPO	Initial public offering
KAP	Kamuyu Aydınlatma Platformu (Public Disclosure Platform)
L[#]Y	Last [#] years
LT	Long term
LTI	Long-term incentive
MAU	Month[ly] active users
Mcap	Market capitalization
MNO	Mobile network operator
mPOS	Mobile point-of-sale
NPS	Net promoter score
NPV	Net present value
NYSE	New York Stock Exchange
OpFCF	Operating free cash flow
pp	Percentage point(s)
SEC	Securities and Exchange Commission
SOTP	Sum-of-the-parts
TSR	Total shareholder return
WACC	Weighted average cost of capital

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